UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2021

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State of other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On May 12, 2021, Ameren Corporation (the “Company”) entered into an Equity Distribution Sales Agreement (the “Sales Agreement”) with Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as sales agents and as forward sellers (in such capacities as applicable, the “Agents” and the “Forward Sellers”), and Bank of America, N.A., Barclays Bank PLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc and Wells Fargo Bank, National Association, as forward purchasers (the “Forward Purchasers”), establishing an equity distribution program, pursuant to which the Company, through the Agents, may offer and sell from time to time shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $750,000,000. The Company has no obligation to offer or sell any Common Stock under the Sales Agreement and may at any time suspend offers under the Sales Agreement.

The Sales Agreement provides that, in addition to the issuance and sale of shares of Common Stock by the Company to or through the Agents, the Company may enter into forward sale agreements under the master forward confirmations executed by and between the Company and each of the Forward Purchasers on May 12, 2021, a form of which is attached to the Sales Agreement as Exhibit C thereto (each, a “Master Forward Confirmation”), and related supplemental confirmations to be entered into between the Company and the relevant Forward Purchaser pursuant thereto (collectively, the “Forward Sale Agreement”). In connection with any Forward Sale Agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, offer a number of shares of Common Stock equal to the number of shares of Common Stock underlying the particular Forward Sale Agreement.

In no event will the aggregate number of shares of Common Stock sold through the Agents or the Forward Sellers under the Sales Agreement and under any Forward Sale Agreement have an aggregate gross sales price in excess of $750,000,000 (unless the Company increases such amount pursuant to the Sales Agreement).

The forward sale price per share under each Forward Sale Agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of Common Stock were sold pursuant to the Sales Agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described in the Forward Sale Agreement. The Forward Sale Agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on a floating interest rate factor equal to the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on the Common Stock during the term of the particular Forward Sale Agreement. If the overnight bank funding rate is less than the spread for the particular Forward Sale Agreement on any day, the interest factor will result in a daily reduction of the forward sale price.

The Company will not initially receive any proceeds from the sale of borrowed shares of Common Stock by a Forward Seller; however, the Company will receive proceeds upon future physical settlement of the relevant Forward Sale Agreement on dates specified by the Company on or prior to the maturity date of the relevant Forward Sale Agreement. If the Company elects to physically settle any Forward Sale Agreement by issuing and delivering shares of Common Stock, it will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under such Forward Sale Agreement and the number of shares of Common Stock underlying such Forward Sale Agreement subject to physical settlement.

Although the Company expects to settle any Forward Sale Agreement with a full physical settlement, it may, except in limited circumstances, elect a cash or net share settlement for all or a portion its obligations under such Forward Sale Agreement. If the Company elects to cash settle or net share settle a Forward Sale Agreement, the Company may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and the Company may owe cash (in the case of cash settlement) or shares of Common Stock (in the case of net share settlement) to the relevant Forward Purchaser.

Sales of shares of Common Stock under the equity distribution program, if any, will be made (1) by any method permitted by law to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the New York Stock Exchange, or on another market for the Common Stock, sales made to or through a market maker other than on an exchange, or through an electronic communications network or (2) in privately negotiated transactions (if, and only if, the Company and the Agents, Forward Sellers and Forward Purchasers party thereto have so agreed in writing). Any shares of Common Stock offered under the equity distribution program will be offered pursuant to the Company’s Registration Statement on Form S-3 (No. 333-249475), which became effective upon filing.

The foregoing descriptions of the Sales Agreement and the Master Forward Confirmations do not purport to be complete and are qualified in their entirety by reference to the Sales Agreement, which is filed as Exhibit 1 hereto, including the form of Master Forward Confirmation attached as Exhibit C thereto.

This Current Report on Form 8-K is also being filed to report Exhibit 5.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title

1	Equity Distribution Sales Agreement, dated May 12, 2021, by and among the Company and Barclays Capital Inc., BofA Securities, Inc., , Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as sales agents and as forward sellers, and Bank of America, N.A., Barclays Bank PLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc and Wells Fargo Bank, National Association, as forward purchasers (including form of master forward confirmation).

5	Opinion of Chonda J. Nwamu, Esq., Senior Vice President, General Counsel and Secretary of the Company, regarding the legality of the Common Stock (including consent).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION (Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Executive Vice President and Chief Financial Officer

Date: May 12, 2021